Exhibit 99.1

Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Feb. 11, 2020

DIEBOLD NIXDORF REPORTS 2019 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
Company meets previously announced financial outlook for 2019 and increases savings target to $440 million through 2021 off strong execution

•
Q4 GAAP gross profit was $270.4 million, with GAAP gross margin expanding from 16.3% to 23.5% YOY; non-GAAP gross profit was $303.1 million, with non-GAAP gross margin increasing from 23.3% to 26.3% YOY

•	GAAP net loss for Q4 was $122.6 million and was essentially unchanged from the prior-year period; adjusted EBITDA in Q4 was $130.9 million, an increase of 5.3% from the prior-year quarter

•	On a full-year basis, net cash provided by operating activities was $135.8 million, a YOY improvement of $239.9 million; full-year free cash flow of $92.9 million improved by $255.5 million

•
Q4 revenue of $1.2 billion decreased 10.7% as reported and decreased 9.4% in constant currency, reflecting a strong Q4 2018, the impact of divestitures and other deliberate actions to improve the quality of revenue; full-year revenue was $4.4 billion, down 3.7% on an as-reported basis and down 0.4% in constant currency

•	Q4 GAAP loss per share was $1.60, or earnings of $0.47 per share on a non-GAAP basis; full-year GAAP loss per share was $4.45, or a loss of $0.14 per share on a non-GAAP basis

NORTH CANTON, Ohio - Diebold Nixdorf, Incorporated (NYSE: DBD), a global leader in driving connected commerce, today reported its 2019 fourth quarter and full-year financial results.

Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: “We completed 2019 with strong momentum as we continued to execute on our DN Now transformation initiatives and delivered on our commitments. Financial results were in-line with, or better than, our expectations. During the full year, we improved adjusted EBITDA by 25% on stable constant currency revenue, and substantially improved free cash flow. I am pleased that we delivered these results against a backdrop of stronger customer satisfaction. Our management team is very encouraged by these accomplishments, and we enter 2020 with a strong foundation to build upon."

Schmid continued, "Moving forward, we expect to enhance our growth and differentiation through our DN Series™ ATMs, our Retail self-checkout technology, our market-leading Services business, and targeted investments in our Software and Services businesses. Off the back of strong execution of our DN Now program and solid momentum entering 2020, we are increasing our savings target from $400 million to $440 million through 2021."

2019 Fourth Quarter Business Highlights

•	Signed a multi-million dollar global agreement with Citibank for Vynamic software and DN Series ATMs

•	Won a multi-year ATM-as-a-Service agreement in Belgium with JoFiCo to update and maintain approximately 1,560 ATMs

•	Selected by a top U.S. financial institution to provide approximately 20,000 Vynamic software marketing licenses and associated services

•	Secured a multi-million dollar contract with Swisslos for 5,000 all-in-one POS terminals

•	Signed a comprehensive solutions contract, valued at nearly $10 million, with one of the largest banks in the Philippines to upgrade its ATM fleet to Windows 10

•	Won a three-year, multi-million dollar agreement with a European DIY retailer to refresh the end-to-end customer checkout experience in more than 600 stores spanning 12 countries

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Financial Results of Operations and Segments and Lines of Business
Revenue Summary by Reportable Segments and Lines of Business -- Unaudited

Three months ended December 31, 2019 compared with December 31, 2018

(Dollars in millions)	2019	2018	% Change	% Change in CC (1)
Segments and Lines of Business
Eurasia Banking
Services	$215.4	$239.7	(10.1)	(9.0)
Products	171.6	197.1	(12.9)	(11.2)
Software	44.8	56.5	(20.7)	(19.4)
Total Eurasia Banking	431.8	493.3	(12.5)	(11.1)

Americas Banking
Services	230.4	234.3	(1.7)	(1.1)
Products	145.9	160.8	(9.3)	(8.5)
Software	41.4	33.8	22.5	23.2
Total Americas Banking	417.7	428.9	(2.6)	(2.0)

Retail
Services	122.3	132.6	(7.8)	(5.5)
Products	131.5	183.2	(28.2)	(26.9)
Software	48.3	51.8	(6.8)	(4.4)
Total Retail	302.1	367.6	(17.8)	(16.0)

Total net sales	$1,151.6	$1,289.8	(10.7)	(9.4)
(1) - The company calculates constant currency by translating the prior-year period results at the 2019 exchange rate.

Year ended December 31, 2019 compared with December 31, 2018

(Dollars in millions)	2019	2018	% Change	% Change in CC (1)
Segments and Lines of Business
Eurasia Banking
Services	$855.1	$941.9	(9.2)	(5.1)
Products	623.0	648.8	(4.0)	0.5
Software	171.7	209.5	(18.0)	(14.1)
Total Eurasia Banking	1,649.8	1,800.2	(8.4)	(4.1)

Americas Banking
Services	916.8	941.0	(2.6)	(1.9)
Products	553.8	453.1	22.2	23.1
Software	133.4	121.6	9.7	11.7
Total Americas Banking	1,604.0	1,515.7	5.8	6.7

Retail
Services	458.6	493.3	(7.0)	(2.1)
Products	532.8	595.6	(10.5)	(6.5)
Software	163.5	173.8	(5.9)	(0.8)
Total Retail	1,154.9	1,262.7	(8.5)	(4.0)

Total net sales	$4,408.7	$4,578.6	(3.7)	(0.4)
(1) - The company calculates constant currency by translating the prior-year period results at the 2019 exchange rate.

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Full-year 2020 Outlook1

2020 Outlook
Total Revenue	$4.2 billion - $4.3 billion
Adjusted EBITDA[2]	$430 million - $470 million
Net cash provided by operating activities	$170 million - $200 million
Capital expenditures	~ ($70 million)
Free cash flow	$100 million - $130 million
1 - The company's 2020 outlook includes the impact of deconsolidating two joint ventures in China, which was finalized in the first quarter 2020, and the divestiture of Diebold Nixdorf Portavis GmbH, which is expected to be finalized in the first quarter 2020.

2 - With respect to the company’s non-GAAP adjusted EBITDA outlook for 2020, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on it's Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.
Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the appraisal proceedings initiated in connection with the implementation of the domination and profit and loss transfer agreement with Diebold Nixdorf AG and the merger squeeze-out; the success of the company's new products, including its DN Series line; the company's ability to successfully operate its strategic alliances in China; the changes in political, economic or other factors such as interest rates, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the impact of market and economic conditions, including any additional deterioration and disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; the acceptance of the company's product and technology introductions in the marketplace; competitive pressures, including pricing pressures and technological developments; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to achieve benefits from its cost reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, as well as its business process outsourcing initiative; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses; changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; the company's ability to maintain effective internal controls; the company's ability to comply with covenants contained in the agreements governing its debt; the investment performance of the company's pension plan assets, which could require the company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; the amount and timing of repurchases of the company's common shares, if any; the company's ability to successfully refinance its debt when necessary or desirable; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Q4 2019	Q4 2018	YTD 12/31/2019	YTD 12/31/2018
Net sales
Services	$677.0	$726.9	$2,608.0	$2,789.5
Products	474.6	562.9	1,800.7	1,789.1
Total	1,151.6	1,289.8	4,408.7	4,578.6
Cost of sales
Services	497.8	563.8	1,921.1	2,157.0
Products	383.4	516.2	1,420.5	1,522.8
Total	881.2	1,080.0	3,341.6	3,679.8
Gross profit	270.4	209.8	1,067.1	898.8
Gross margin	23.5%	16.3%	24.2%	19.6%
Operating expenses
Selling and administrative expense	234.5	223.6	908.8	893.5
Research, development and engineering expense	37.3	38.5	147.1	157.4
Impairment of assets(1)	30.2	—	30.2	180.2
Loss (gain) on sale of assets, net	1.0	0.1	7.6	(6.7)
Total	303.0	262.2	1,093.7	1,224.4
Percent of net sales	26.3%	20.3%	24.8%	26.7%
Operating loss	(32.6)	(52.4)	(26.6)	(325.6)
Operating margin	(2.8)%	(4.1)%	(0.6)%	(7.1)%
Other income (expense)
Interest income	2.3	1.1	9.3	8.7
Interest expense	(49.6)	(55.3)	(202.9)	(154.9)
Foreign exchange loss, net	(1.0)	(0.2)	(5.1)	(2.5)
Miscellaneous, net	(0.8)	0.3	(3.6)	(4.0)
Total other income (expense), net	(49.1)	(54.1)	(202.3)	(152.7)
Income (loss) before taxes	(81.7)	(106.5)	(228.9)	(478.3)
Income tax expense	41.9	2.6	116.7	37.2
Equity in earnings (loss) of unconsolidated subsidiaries, net	1.0	(18.4)	1.0	(13.2)
Net loss	(122.6)	(127.5)	(344.6)	(528.7)
Net income (loss) attributable to noncontrolling interests	—	(3.9)	(3.3)	2.7
Net loss attributable to Diebold Nixdorf, Incorporated	$(122.6)	$(123.6)	$(341.3)	$(531.4)

Basic and diluted weighted-average shares outstanding	76.8	76.1	76.7	76.0

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(1.60)	$(1.62)	$(4.45)	$(6.99)

(1) The Company corrected an immaterial error in impairment of assets related to the goodwill impairment recorded in the second and third quarters of 2018.

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2019	12/31/2018

ASSETS
Current assets
Cash, cash equivalents and restricted cash	$280.9	$458.4
Short-term investments	10.0	33.5
Trade receivables, less allowances for doubtful accounts	619.3	737.2
Inventories	466.5	610.1
Other current assets	515.3	361.7
Total current assets	1,892.0	2,200.9

Securities and other investments	21.4	22.4
Property, plant and equipment, net	231.5	304.1
Goodwill (1)	764.0	798.2
Customer relationships, net	447.7	533.1
Intangible assets, net	54.6	91.5
Right-of-use operating lease assets	167.5	—
Other assets	211.9	330.3
Total assets	$3,790.6	$4,280.5

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$32.5	$49.5
Accounts payable	471.5	509.5
Deferred revenue	320.5	378.2
Operating lease liabilities	62.8	—
Other current liabilities	712.3	631.2
Total current liabilities	1,599.6	1,568.4

Long-term debt	2,108.7	2,190.0
Long-term operating lease liabilities	106.4	—
Long-term liabilities (1)	461.3	514.6

Redeemable noncontrolling interests	20.9	130.4

Total Diebold Nixdorf, Incorporated shareholders' equity (1)	(530.3)	(149.7)
Noncontrolling interests	24.0	26.8
Total equity	(506.3)	(122.9)
Total liabilities, redeemable noncontrolling interests and equity	$3,790.6	$4,280.5

(1) The Company corrected an immaterial error related to deferred tax liabilities included within Long-term liabilities, and related corrections to Goodwill and Total Diebold Nixdorf, Incorporated shareholders' equity in the comparable period, as presented.

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DIEBOLD NIXDORF, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 12/31/2019	YTD 12/31/2018
Cash flow from operating activities
Net loss(1)	$(344.6)	$(528.7)
Adjustments to reconcile net loss to cash provided (used) by operating activities:
Depreciation and amortization	226.1	247.8
Impairment of assets(1)	30.2	180.2
Deferred income taxes	54.2	(59.6)
Inventory charge	23.8	74.5
Other	30.5	27.0
Changes in certain assets and liabilities
Trade receivables	111.5	51.0
Inventories	104.9	(5.1)
Accounts payable	(33.1)	(34.5)
Income taxes	0.9	(1.7)
Deferred revenue	(54.9)	(42.4)
Warranty liability	(3.4)	(33.1)
Certain other assets and liabilities	(10.3)	20.5
Net cash provided (used) by operating activities	135.8	(104.1)
Cash flow from investing activities
Capital expenditures	(42.9)	(58.5)
Payments for acquisition	—	(5.9)
Net investment activity	19.5	117.6
Proceeds from divestitures and the sale of assets	29.9	11.1
Decrease in certain other assets	(13.3)	(29.9)
Net cash provided (used) by investing activities	(6.8)	34.4
Cash flow from financing activities
Dividends paid	—	(7.7)
Net debt borrowings	(115.9)	398.8
Distributions and payments to noncontrolling interest holders	(98.1)	(377.2)
Repurchase of common shares	(1.5)	(3.0)
Net cash provided (used) by financing activities	(215.5)	10.9
Effect of exchange rate changes on cash	(1.1)	(18.7)
Decrease in cash, cash equivalents and restricted cash	(87.6)	(77.5)
Add: Cash (overdrafts) included in assets held for sale at beginning of year	7.3	—
Less: Cash included in assets held for sale at end of year	97.2	7.3
Cash, cash equivalents and restricted cash at the beginning of the year	458.4	543.2
Cash, cash equivalents and restricted cash at the end of the year	$280.9	$458.4

(1) The company corrected an immaterial error related to net loss and impairment of assets in the comparable period as presented.

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net investment/(debt). The tables below have been updated to reflect the immaterial error corrections noted in the condensed consolidated statements of operations, condensed consolidated statements of balance sheets and condensed consolidated statements of cash flows where appropriate.

1.	Profit/loss summary (Dollars in millions):

	Q4 2019						Q4 2018
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$1,151.6	$270.4	23.5%	$303.0	$(32.6)	(2.8)%	$1,289.8	$209.8	16.3%	$262.2	$(52.4)	(4.1)%
Restructuring and DN Now transformation expenses	—	3.4		(47.7)	51.1		—	18.1		(14.3)	32.4
Non-routine income/expense:
Impairment	—	—		(30.2)	30.2		—	—		—	—
Legal / deal expense	—	—		(4.3)	4.3		—	—		(1.3)	1.3
Acquisition integration	—	—		—	—		—	0.6		(6.6)	7.2
Wincor Nixdorf purchase accounting adjustments	—	3.2		(18.3)	21.5		—	3.4		(21.4)	24.8
Divestitures and fixed asset sales		—		(0.3)	0.3		—	—		0.9	(0.9)
Inventory gain / charge	—	22.8		—	22.8		—	70.5		—	70.5
Other	—	3.3		0.5	2.8		—	(2.2)		(2.4)	0.2
Non-routine expenses, net	—	29.3		(52.6)	81.9		—	72.3		(30.8)	103.1
Non-GAAP results	$1,151.6	$303.1	26.3%	$202.7	$100.4	8.7%	$1,289.8	$300.2	23.3%	$217.1	$83.1	6.4%

	YTD 12/31/2019						YTD 12/31/2018
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$4,408.7	$1,067.1	24.2%	$1,093.7	$(26.6)	(0.6)%	$4,578.6	$898.8	19.6%	$1,224.4	$(325.6)	(7.1)%
Restructuring and DN Now transformation expenses	—	9.6		(105.2)	114.8		—	28.6		(50.7)	79.3
Non-routine income/expense:
Impairment	—	—		(30.2)	30.2		—	—		(180.2)	180.2
Legal / deal expense	—	—		(20.6)	20.6		—	—		(5.0)	5.0
Acquisition integration	—	—		(1.4)	1.4		—	3.8		(43.4)	47.2
Wincor Nixdorf purchase accounting adjustments	—	13.3		(80.0)	93.3		—	24.3		(89.1)	113.4
Divestitures and fixed asset sales	—	—		(6.2)	6.2		—	—		9.0	(9.0)
Inventory gain / charge	—	12.8		—	12.8		—	74.5		—	74.5
Other	—	6.2		(9.0)	15.2		—	(5.3)		(2.6)	(2.7)
Non-routine expenses, net	—	32.3		(147.4)	179.7		—	97.3		(311.3)	408.6
Non-GAAP results	$4,408.7	$1,109.0	25.2%	$841.1	$267.9	6.1%	$4,578.6	$1,024.7	22.4%	$862.4	$162.3	3.5%

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment as well as the third-party costs of the DN Now

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transformation program. Legal and deal expenses primarily related to third-party expenses and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf. The Wincor Nixdorf purchase accounting adjustments relate to intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The divestitures and fixed asset sale relates to the liquidation and divestitures of Eurasia non-core businesses, the sale of Kony, Inc. and Venezuela business in 2019 as well as the sale of a North America building in 2018. The inventory gain/charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes executive severance, amounts related to the Brazil indirect tax matter, certain non-cash balance sheet adjustments in Brazil, Hong Kong, Canada and Poland as well as the German pension adjustment.

2. Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q4 2019	Q4 2018	YTD 12/31/2019	YTD 12/31/2018
Net loss	$(122.6)	$(127.5)	$(344.6)	$(528.7)
Income tax expense	41.9	2.6	116.7	37.2
Interest income	(2.3)	(1.1)	(9.3)	(8.7)
Interest expense	49.6	55.3	202.9	154.9
Depreciation and amortization	49.3	56.6	204.2	234.5
EBITDA	15.9	(14.1)	169.9	(110.8)
Share-based compensation	4.6	9.4	24.0	36.6
Foreign exchange loss, net	1.0	0.2	5.1	2.5
Miscellaneous, net	0.8	(0.3)	3.6	4.0
Equity in earnings (loss) of unconsolidated subsidiaries, net	(1.0)	18.4	(1.0)	13.2
Restructuring and DN Now transformation expenses	51.1	32.4	114.8	79.3
Non-routine expenses, net	58.5	78.3	84.6	295.2
Adjusted EBITDA	$130.9	$124.3	$401.0	$320.0
Adjusted EBITDA % revenue	11.4%	9.6%	9.1%	7.0%

We define EBITDA as net loss excluding income tax benefit, net interest, and depreciation and amortization expense. As defined in the company's credit agreement, Adjusted EBITDA is EBITDA before the effect of the following items: share-based compensation, foreign exchange loss net, miscellaneous net, equity in earnings (loss) of unconsolidated subsidiaries, net, restructuring expenses and DN Now transformation expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $21.5 and $24.8, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three month periods ended December 31, 2019 and 2018, respectively, and $93.3 and $113.4 for the years ended December 31, 2019 and 2018, respectively. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; to avoid duplication, deferred financing fees amortization of $5.6 and $4.6 for the three months ended December 31, 2019 and 2018, respectively, and $21.9 and $13.3 for the years ended December 31, 2019 and 2018, respectively, were removed from the depreciation and amortization caption. Miscellaneous, net primarily consists of company owned life insurance contracts.The Company reclassified $2.8 and $10.9 for the three and twelve months ended December 31, 2018, respectively, within the operating activities of the condensed consolidated statements of cash flows from depreciation and amortization to certain other assets and liabilities for consistency with the current presentation, resulting in decreases to the prior-year EBITDA. Miscellaneous, net primarily consists of company-owned life insurance contracts. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net loss as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2019	Q4 2018	YTD 12/31/2019	YTD 12/31/2018
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(1.60)	$(1.62)	$(4.45)	$(6.99)
Restructuring and DN Now transformation expenses	0.65	0.42	1.50	1.04
Non-routine (income)/expense:
Impairment	0.38	—	0.39	2.37
Legal/deal expense	0.05	0.02	0.27	0.07
Acquisition integration	—	0.09	0.02	0.62
Wincor Nixdorf purchase accounting adjustments	0.27	0.32	1.21	1.49
Divestitures and fixed asset sales	—	(0.01)	0.08	(0.12)
Inventory charge	0.29	0.93	0.17	0.98
Equity in (earnings) loss of unconsolidated subsidiaries, net	—	0.24	—	0.24
Other	0.06	0.02	0.16	(0.02)
Total non-routine (income)/expense	1.05	1.61	2.30	5.63
Tax impact (inclusive of allocation of discrete tax items)	0.37	(0.49)	0.51	(0.71)
Total diluted adjusted EPS (non-GAAP measure)	$0.47	$(0.08)	$(0.14)	$(1.03)

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment as well as third-party costs of the DN Now transformation program. Legal and deal expenses primarily related to third-party expense and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf. The Wincor Nixdorf purchase accounting adjustments relate to intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The divestitures and fixed asset sale relates to the liquidation and divestitures of Eurasia non-core businesses, the sale of Kony, Inc. and Venezuela business in 2019 as well as the sale of a North America building in 2018. The inventory gain/charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory due to streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes executive severance, amounts related to the Brazil indirect tax matter, certain non-cash balance sheet adjustments in Brazil, Hong Kong, Canada and Poland as well as the German pension adjustment.

4. Free cash flow/(use) is calculated as follows (Dollars in millions):

	Q4 2019	Q4 2018	YTD 12/31/2019	YTD 12/31/2018
Net cash provided (used) by operating activities (GAAP measure)	$128.4	$268.0	$135.8	$(104.1)
Capital expenditures (GAAP measure)	(12.7)	(18.0)	(42.9)	(58.5)
Free cash flow/(use) (non-GAAP measure)	$115.7	$250.0	$92.9	$(162.6)

We define free cash flow (use) as net cash used by operating activities less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5. Net debt is calculated as follows (Dollars in millions):

	12/31/2019	12/31/2018
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$290.9	$491.9
Cash included in assets held for sale	97.2	7.3
Debt instruments	(2,141.2)	(2,239.5)
Net debt (non-GAAP measure)	$(1,753.1)	$(1,740.3)

The company's management believes that given the significant cash, cash equivalents, restricted cash and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international tax jurisdictions for all periods presented.
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PR_20-3971

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